STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/21/1999
991554006 - 3146939

CERTIFICATE OF FORMATION

OF

WILLOW SPRINGS, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is Willow Springs, LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed on December 20, 1999

William P. Barnes
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:55 PM 08/12/2005
FILED 07:25 PM 08/12/2005
SRV 050670088 - 3146939 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

WILLOW SPRINGS, LLC

Willow Springs, LLC (hereinafter called the "company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is Willow Springs, LLC.

2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:

National Registered Agents, Inc.
160 Greentree Drive, Suite 101
Dover, Delaware 19904
County of Kent

Executed on August 8, 2005
[Month/Day/Year]

[signature]
Jack Polson, Member

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:47 PM 10/10/2007
FILED 12:00 PM 10/10/2007
SRV 071100661 - 3146939 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Willow Springs, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of October, A.D. 2007.

By: Samantha Jones
Authorized Person(s)

Name: Samantha Jones
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